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INDEPENDENT AUDITORS' CONSENT



Atlas Assets, Inc.:


We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 33-20318 on Form N-1A of our report dated February 13, 1998 incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement, (b) the reference to us under the heading "Additional Information--Independent Auditors" in such Statement of Additional Information, and (c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



     /S/ Deloitte & Touche LLP
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Oakland, California
April 20, 1998